As filed with the Securities and Exchange Commission on February 28, 2024

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

WELLS FARGO & COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

420 Montgomery Street

San Francisco, California 94104

(866) 249-3302

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ellen R. Patterson

Senior Executive Vice President and General Counsel

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

(866) 249-3302

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With copies to:

Anita Minicucci

Wells Fargo & Company

MAC #D1050-282

401 S. Tryon Street, 28th Floor

Charlotte, North Carolina 28202

(866) 249-3302

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Wells Fargo Direct®

Wells Fargo & Company Direct Purchase and Dividend

Reinvestment Plan

CUSIP# 949746 10 1

Wells Fargo Direct is a direct stock purchase and dividend reinvestment plan that provides a convenient and economical method for new investors to make an initial investment in Wells Fargo & Company common stock and for existing investors to increase their holdings of Wells Fargo & Company common stock.

As a participant in Wells Fargo Direct you can:

•	purchase Wells Fargo & Company common stock through a convenient, low-cost method;

•	build your investment over time, starting with as little as $250, or $25 if you authorize recurring automatic debits;

•	purchase shares by conducting recurring or periodic investments, by automatic bank debit or by sending in a check;

•	reinvest all or some of your cash dividends in Wells Fargo & Company common stock; and

•	access your account online to review and manage your investment.

This prospectus describes and constitutes the Wells Fargo & Company Direct Purchase and Dividend Reinvestment Plan, or simply Wells Fargo Direct, and relates to    shares of Wells Fargo & Company common stock offered for purchase under Wells Fargo Direct. Please read this prospectus carefully and keep it for future reference. If you have any questions about Wells Fargo Direct, please call the Plan Administrator, Equiniti Trust Company, LLC (“EQ Shareowner Services”), at 1-877-840-0492 between 7:00 a.m. and 7:00 p.m., Central time, on any business day.

Wells Fargo & Company common stock trades on the New York Stock Exchange under the symbol “WFC.”

Investing in Wells Fargo & Company common stock involves risks. You should read carefully the risk factors described herein on page 1 and in Wells Fargo & Company’s Securities and Exchange Commission filings before investing in Wells Fargo & Company common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Shares of Wells Fargo & Company common stock are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Wells Fargo & Company, and they are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

This prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state or country where the offer or sale is not permitted. Shares of Wells Fargo & Company common stock offered through Wells Fargo Direct are offered only through a registered broker.

Prospectus dated    , 2024

RISK FACTORS

An investment in Wells Fargo & Company involves uncertainties and risks, including the possibility that the value of the investment could fall substantially and that dividends or other distributions on the investment could be reduced or eliminated. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “SEC”). We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

References in this prospectus to “we,” “our,” “us” and “Wells Fargo” are to Wells Fargo  & Company unless the context indicates otherwise.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in our Annual Report on Form 10-K for the year ended December  31, 2023, as well as to our other reports filed with the SEC and available on its website at www.sec.gov, including the discussion under “Risk Factors” set forth herein and in our Annual Report on Form 10-K for the year ended December 31, 2023.

ABOUT WELLS FARGO & COMPANY

We are a leading financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: consumer banking and lending, commercial banking, corporate and investment banking, and wealth and investment management.

We are a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

This prospectus incorporates business and financial information about Wells Fargo that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. See “Where You Can Find More Information.”

We have not authorized any person to give any information or make any representation that is different from, or in addition to, that contained in this prospectus or in any information that we incorporate by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We do not imply by the delivery to you of this prospectus or the sale of any Wells Fargo common stock hereunder that there has been no change in the affairs of Wells Fargo since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

Information on the website of Wells Fargo or any subsidiary of Wells Fargo is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been incorporated by reference into this prospectus.

ABOUT THE PLAN

The following questions and answers contain all of the terms and conditions of Wells Fargo Direct (the “Plan”). For additional information concerning the Plan you may contact Equiniti Trust Company, LLC (“EQ Shareowner Services” or the “Plan Administrator”), at 877-840-0492.

1.	What is Wells Fargo Direct?

Wells Fargo Direct is a direct stock purchase and dividend reinvestment plan that enables new investors to make an initial investment in Wells Fargo common stock and existing investors to increase their holdings of Wells Fargo common stock. Participants can purchase Wells Fargo common stock with optional cash investments and cash dividends.

2.	What features does the Plan offer?

•

Initial investment. If you are not a Wells Fargo stockholder, you can make an initial investment in Wells Fargo common stock, starting with as little as $250, or $25 if you sign up for recurring automatic bank withdrawals.

•

Optional cash investments. You can increase your holdings of Wells Fargo common stock through optional cash investments of $25 or more. You can make optional cash investments by check or by authorizing one-time or recurring automatic bank withdrawals.

•

Automatic dividend reinvestment. You can increase your holdings of Wells Fargo common stock through automatic reinvestment of your cash dividends. You can elect to reinvest all or a percentage of your dividends.

•	Automated transactions. You can execute many of your Plan transactions online or by phone if you have established automated privileges.

•	Share safekeeping. You can deposit your Wells Fargo common stock certificates for safekeeping by the Plan Administrator.

Refer to Question 6 for details on fees charged for these transactions and services.

3.	How do I enroll in Wells Fargo Direct if I am a Wells Fargo stockholder?

If you are a Wells Fargo stockholder of record – that is, your shares are registered in your name, not your broker’s or bank’s name – you can enroll through shareowneronline.com (see Question 14) or by submitting an Account Authorization Form by mail (see Question 22).

4.	How do I enroll if my shares are held other than in my name?

If your Wells Fargo shares are registered in the name of a bank, broker or other nominee (otherwise referred to as being held in “street name”), simply arrange for the bank, broker or other nominee to register in your name the number of shares of Wells Fargo common stock that you want to participate in the Plan. You can then enroll as a stockholder of record, as described in Question 3 above. Alternatively, if you do not want to re-register your shares, you can enroll in the Plan in the same way as someone who is not currently a Wells Fargo stockholder, as described in Question 5 below.

5.	How do I enroll if I am not currently a Wells Fargo stockholder?

If you do not currently have any Wells Fargo common stock registered in your name, you can enroll through shareowneronline.com (see Question 14) or by submitting an Account Authorization Form by mail (see Question 22). When you enroll, you will be required to pay a one-time account set-up fee of $10, and either make an initial investment of at least $250 (but not more than $120,000) or authorize recurring automatic bank withdrawals of at least $25 each. If you authorize recurring automatic bank withdrawals and are enrolling by mail, you must make your first investment of at least $25 by check. Your check for your initial investment and account set-up fee must be made payable to “EQ Shareowner Services” in U.S. dollars drawn on a U.S. or Canadian financial institution.

Regulations in certain countries may limit or prohibit participation in this type of plan. Persons residing outside the United States who wish to participate in Wells Fargo Direct should first determine whether they are subject to any governmental regulation prohibiting their participation.

6.	What are the fees associated with participation?

Fees

Investment fees
Initial enrollment (new investors only)	$10.00
Dividend reinvestment	Company Paid
Check investment	$3.00
One-time automatic investment	$2.50
Recurring automatic investment	$1.00
Dividend purchase trading commission per share	$0.03
Optional cash purchase trading commission per share	$0.03
Sales fees
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share when submitted through shareowneronline.com	$0.06
Sale trading commission per share when submitted in writing or by telephone	$0.12
Direct deposit of sale proceeds	$5.00
Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$15.00 per year

We can change the fee structure of the Plan at any time. We will give you notice of any fee changes prior to the changes becoming effective.

For cash investment and dividend reinvestment transactions, transaction fees and brokerage commissions are deducted from the amount invested. For sale transactions, transaction fees and brokerage commissions are deducted from the sale proceeds.

7.	How can I purchase additional shares?

You can make additional cash investments in the Plan at any time either by check or by authorizing one-time or recurring automatic bank withdrawals from a U.S. or Canadian financial institution. The dollars you invest will go towards purchasing whole and fractional shares. Each investment can be for as little as $25. Your total investment for any calendar year is limited to $120,000. For purposes of applying the $120,000 annual maximum, we will combine all investments, including initial and additional investments, but we will exclude dividend reinvestments.

Check – To make an investment by check, complete and return a Transaction Request Form (attached to your account statement) together with your payment. The check must be made payable to “EQ Shareowner Services” in U.S. dollars and drawn on a U.S. or Canadian financial institution. Cash, money orders, traveler’s checks or third party checks are not accepted. The Plan Administrator must receive your payment at least one (1) business day prior to an investment date (see Question 10); otherwise, your payment will be invested on the next investment date. A refund request for an optional cash investment made by check must be received in writing by the Plan Administrator not less than two (2) trading days before such amount is to be invested.

One-time automatic withdrawal – You can make a one-time automatic withdrawal from a designated checking or savings account at a U.S. or Canadian financial institution by signing on to shareowneronline.com, by telephone or by sending an Account Authorization Form by mail (see Question 22).

Recurring automatic withdrawals – You can make regular investments with automatic monthly or semi-monthly withdrawals from a designated checking or savings account at a U.S. or Canadian financial institution. You can authorize automatic monthly or semi-monthly investments by signing on to shareowneronline.com, by telephone or by sending an Account Authorization Form by mail (see Question 22). Requests are processed and become effective as promptly as administratively possible. Once the automatic withdrawal is initiated, funds will be debited from your designated bank account on or about the 15th and/or the 30th of each month. The funds will be invested on the next investment date (see Question 10) that is at least three (3) business days after the withdrawal is made. Changes in or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to your statement. To be effective with respect to a particular investment date, the Plan Administrator must receive a change request at least 15 trading days prior to the investment date. You may obtain a return of any cash investment upon request received by the Plan Administrator on or before the second business day prior to the date on which it is to be invested.

Purchases may be subject to certain fees and conditions (see Question 6). All common stock purchased under this Plan will be held by the Plan Administrator for the benefit of all participants together in its name or in the name of its nominee.

The Plan Administrator shall have no liability in connection with any inability to purchase common stock, the timing of any purchases or the value of Wells Fargo common stock acquired for the participant’s account.

If any optional cash investment, including payment by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from the participant’s account any common stock purchased with such funds, and will sell these shares. The Plan Administrator may also sell additional common stock in the account to recover a returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

Participants’ funds held by the Plan Administrator will not earn interest. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean the Plan Administrator may hold the funds uninvested or invested in select Wells Fargo deposit products. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

Purchases by Wells Fargo employees and affiliates must be made in compliance with Wells Fargo’s Insider Trading Policy. In addition to other limitations, the Insider Trading Policy provides that the employee or affiliate may not trade in Wells Fargo’s common stock if in possession of material, non-public information about Wells Fargo.

8.	What are my dividend reinvestment options?

The Plan Administrator will apply all or a portion of your dividends, as elected (less any applicable fee), to purchase additional whole or fractional shares.

Dividends are invested as soon as administratively possible on or following the dividend payment date, and no later than 30 trading days following the dividend payable date. Depending on the number of shares being purchased and the current trading volume, a purchase may be executed in multiple transactions that may occur on more than one day. Should this occur, the price will be the weighted average of all trades executed.

The reinvestment option you elect will apply to all your Wells Fargo shares – whether held in certificate form, in direct registration or in the Plan. If you do not select an option, the Plan Administrator will default your choice to full reinvestment.

•

Full dividend reinvestment. If you elect full dividend reinvestment, all cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional shares. You will not receive cash dividends from us; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to your Plan account. (RD)

•

Partial dividend reinvestment by percentage. You may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage elected will be applied against the total shares held in the Plan, along with any shares held in physical certificate form or held through DRS. You may elect percentages from 10%-90%, in increments of 10%. The cash portion of dividends will be sent by check unless you have elected to have those dividends deposited directly to a designated bank account. To authorize direct deposit, complete Section 6 of the Account Authorization Form. (RX%)

An example of partial reinvestment by percentage: A participant has a total of 150 shares. The participant chooses to have 50% of the total dividend reinvested. This will equate to 75 shares having dividends reinvested and 75 shares having dividends paid in cash.

•

No Dividend Reinvestment. If you elect no dividend reinvestment, the Plan Administrator will pay to you, in cash or by direct deposit, cash dividends paid on all your Wells Fargo shares. To authorize direct deposit, complete Section 6 of the Account Authorization Form. (RP)

You may change your reinvestment option at any time online, by telephone or by sending written notice to the Plan Administrator (See Question 22). Notices received on or before a dividend record date will be effective for that cash dividend. Notices received after a dividend record date will not be effective until after that cash dividend has been paid.

9.	When are dividends paid?

Historically, Wells Fargo has paid dividends on the first day of March, June, September and December to stockholders of record on the first or second Friday of February, May, August and November, respectively. The dividend payment date and dividend record date may change in the future. To have your cash dividends reinvested, the Plan Administrator must receive your Account Authorization Form authorizing dividend reinvestment on or before the dividend record date.

The payment of dividends on Wells Fargo common stock is at the discretion of Wells Fargo’s Board of Directors. There is no guarantee that Wells Fargo will pay dividends in the future. The timing and amount of future dividends, if any, will depend on earnings, cash requirements, the financial condition of Wells Fargo and its subsidiaries, applicable government regulations and other factors deemed relevant by the Wells Fargo Board of Directors.

10.	When does the Plan Administrator purchase shares?

Optional Cash Investments. Optional cash investments are made:

•	Except as noted below, generally within five (5) trading days from receipt of your investment amount or, if the New York Stock Exchange is not open, the next business day the Exchange is open, or

•

If the investment occurs in any week in which a cash dividend is paid, on the dividend payment date or, if the New York Stock Exchange is not open on the dividend payment date, the next business day the Exchange is open.

Dividend Reinvestment. Cash dividends are reinvested on the applicable dividend payment date or, if the New York Stock Exchange is not open on the dividend payment date, the next business day the Exchange is open.

Investments may be postponed if necessary to comply with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable provisions of securities law.

Shares are purchased and sold for the Plan on specified dates or during specified periods. As a result, you do not have any control over the price at which shares are purchased or sold for your account, and you may pay a higher purchase price or receive a lower sales price than if you had purchased or sold the shares outside of the Plan. You bear the risk of fluctuations in the price of Wells Fargo common stock. No interest is paid on funds held by the Plan Administrator pending their investment. All optional cash investments, including the initial cash investment, are subject to collection by the Plan Administrator of the full face value in U.S. funds. All transactions under this Plan are subject to compliance by Wells Fargo and you with all applicable legal requirements and all applicable regulations of any stock exchange on which Wells Fargo common stock may be “listed.”

11.	How does the Plan Administrator buy the shares?

The Plan Administrator may purchase Wells Fargo common stock from Wells Fargo or use an independent agent to buy the shares in the open market or in negotiated transactions. We determine the method. We currently use an independent agent to buy Plan shares, but we can change this at any time without notice to you, subject to legal restrictions on how often we change the method. The method used by the Plan Administrator will impact the determination of the price at which your shares are purchased (see Question 12).

12.	At what price will the Plan Administrator purchase the shares?

Open Market Purchases. If the shares are purchased in the open market or in a negotiated transaction, your purchase price will be the weighted average purchase price per share for all shares purchased for that investment date. The independent agent purchases shares as soon as administratively possible, and generally not more than five (5) business days, after the applicable investment date.

Purchases from Wells Fargo. If the shares are purchased from Wells Fargo, your purchase price will be the New York Stock Exchange-only closing price of Wells Fargo common stock for that investment date. If the New York Stock Exchange is closed on that date, then the price will be the New York Stock Exchange-only closing price of Wells Fargo common stock for the next business day the Exchange is open.

The Plan Administrator may commingle your funds with those of other participants for purposes of forwarding purchase orders to the independent agent. Also, the Plan Administrator may offset purchase and sale orders for the same investment date, forwarding to the independent agent the net purchase or sale requirement. Because the prices at which shares are purchased under the Plan are beyond your control, you may lose any advantage otherwise available from being able to select the timing of your investment.

13.	Can I execute Plan transactions by phone?

If you have established automated privileges for your account, you can perform the following transactions by calling the Plan Administrator:

•	sell some or all of the shares credited to your account under the Plan;

•	change your dividend reinvestment option (for example, from full to partial reinvestment);

•	change the amount of or stop automatic bank withdrawals; or

•	terminate your participation in the Plan.

Certain restrictions may apply.

To establish automated privileges, please contact the Plan Administrator and request an Automated Request Authorization Form.

14.	Can I enroll, view my account information, and execute transactions online?

The Plan Administrator maintains a website at shareowneronline.com that allows you to enroll online, view your account balance, recent Plan transactions and other helpful information, and update your personal information. See Question 22.

15.	How often will I receive account statements?

If you are a shareowner of record owning less than 100 shares, the Plan Administrator will send you an annual account statement detailing all of your transactions for the year. If you are a shareowner of record owning 100 shares or more, the Plan Administrator will send you quarterly account statements following each dividend reinvestment purchase.

The Plan Administrator will also send you an account statement as soon as administratively possible after each optional cash investment and after any transfer, sale or withdrawal of Plan shares. If you prefer, you may elect to have your statements and other information sent to you automatically by initiating eDelivery through shareowneronline.com instead of receiving these materials by mail. If you elect electronic delivery of materials, you will receive an email at the address you provide us notifying you of the availability of the materials and instructing you on how to view and act on them. In addition, you can review information about your account online at any time at shareowneronline.com.

Account statements provide participants with records of their purchases and sales and other important information and should be retained for tax purposes.

16.	Will I receive stock certificates for my Plan shares?

Each share purchase is credited to your Plan account. Your account statement will show the number of shares of Wells Fargo common stock, including any fractional share, credited to your account. You will not receive a certificate for your Plan shares unless you request one (provided Wells Fargo is currently providing certificates). You can request a certificate (provided Wells Fargo is currently providing certificates) by submitting your request in writing to the Plan Administrator (see Question 22). Certificates for fractional shares are never issued.

17.	Can I deposit stock certificates?

Yes, you can deposit Wells Fargo stock certificates registered in your name at any time, including when you first enroll. To use this service, you must send your certificates to the Plan Administrator with a properly completed Transaction Request Form attached to your statement (see Question 22).

Certificated shares that you deposit with the Plan Administrator are credited to your Plan account and thereafter are treated as if they were acquired under the Plan. You are responsible for maintaining your own records of the cost basis of certificated shares deposited with the Plan Administrator.

Please do not endorse your certificates prior to mailing. You are strongly urged to send your certificates by certified or registered mail, insuring them for 5% of the current market value of the Wells Fargo common stock represented by the certificates. Regardless of the method used, you bear the full risk of loss if the certificates are lost or stolen. Choosing registered, express or certified mail alone will not provide you with full protection if the certificates are lost or stolen. Replacement transaction fees may also apply. For questions regarding mailing in your certificates, contact the Plan Administrator (see Question 22).

18.	Can I transfer my Plan shares to someone else?

You can transfer your Plan shares to a Plan account of another person, subject to compliance with any applicable laws. If the person to whom the shares are gifted or transferred is not a Plan participant, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan. To do this, simply execute a Stock Power Form and return it to the Plan Administrator. Your signature on the Stock Power Form must be medallion guaranteed by an eligible financial institution or broker. You can obtain a Stock Power Form online at shareowneronline.com or by calling the Plan Administrator. If you request to transfer all shares in your Plan account between a dividend record date and payment date, your transfer request will be processed and a separate dividend check will be mailed to the participant.

You cannot pledge or grant a security interest in your Plan shares or transfer your Plan shares outside of the Plan unless certificates representing the shares have been issued to you.

19.	How do I sell my Plan shares?

You can sell some or all of your Plan shares by submitting the appropriate information on a Transaction Request Form or by submitting a written request to the Plan Administrator. If you have previously established automated privileges, you can sell the shares through shareowneronline.com (see Question 14) or by contacting the Plan Administrator by phone (see Question 22).

You may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-‘Til-Date/Canceled Limit Order or Stop Order.

Batch Order (online, telephone, mail) – Requests to sell shares are aggregated and the total of all shares are sold on the open market. Batch Order sale requests will be completed by the Plan Administrator no later than five (5) business days after the request. The price per share sold will not be known until the sales are completed and will always be the weighted-average price for all shares sold for the Plan on the trade date. Once entered, a Batch Order request cannot be cancelled.

Market Order (online or telephone) – During market hours, sale requests will be promptly submitted by the Plan Administrator to a broker. The sale will be at the prevailing market price when the trade is executed. Once entered, a Market Order request cannot be canceled. Sale requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone) – Sale requests for a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The sale will be executed when and if the stock reaches, or exceeds the specified price on the day the order was placed. The request will be automatically canceled if the price is not met by the end of the trading day.

Good-‘Til -Date/Canceled (GTD/GTC) Limit Order (online or telephone) – Requests to sell shares with a GTD and GTC Limit Order will be promptly submitted by the Plan Administrator to a broker. The sale will be executed when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). The request is automatically canceled if the price is not met by the end of the order period.

Stop Order (online or telephone) – Requests to sell shares will be promptly submitted by the Plan Administrator to a broker for a Stop Order. The sale will be executed when the stock reaches a specified price, at which time the order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

If you select a Batch Order, please be aware:

•

The Plan Administrator may match or offset your sale order against one or more purchase orders of other Plan participants. If your sale order is offset against purchase orders, your sale proceeds are based on the weighted average price at which the net purchase order is filled.

•

If the Plan Administrator does not offset your order, the independent agent executes the order on your behalf in the open market or in a negotiated transaction. The independent agent may sell Plan shares to Wells Fargo. If the independent agent executes your order in the open market or in a negotiated transaction, the proceeds are based on the weighted average price at which the shares are sold.

If you wish to sell any shares currently held in certificate form, you may send them in for deposit to your Plan account and then proceed with the sale.

After settlement of the sale, the Plan Administrator will send you a check for the proceeds of the sale net of brokerage commissions and transaction fees charged by the Plan Administrator or if you choose, you may have your proceeds, minus brokerage commissions and transaction fees, directly deposited to your bank account. Refer to Question 6 for a discussion of brokerage commissions and transaction fees.

If you submit a Transaction Request Form from your account statement to sell all or part of your Plan shares, and you are requesting the net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for a checking account or a blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of net sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued.

The price of Wells Fargo common stock fluctuates on a daily basis. The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your shares. The price risk will be borne solely by you. You cannot revoke your request to sell once it is made. The Wells Fargo Insider Trading Policy provides that employees and affiliates of Wells Fargo may not trade in Wells Fargo’s common stock if in possession of material, non-public information about the company. Share sales by employees, affiliates and Section 16 officers must be made in compliance with Wells Fargo’s Insider Trading Policy.

20.	How can I terminate my participation in the Plan?

You can terminate your participation in the Plan at any time by contacting the Plan Administrator. You can submit your request for termination by telephone or through the mail (see Question 22). For your convenience, a Transaction Request Form is attached to your statement. Complete the form by filling in the required fields and indicating your intention to terminate your participation in the Plan. Following termination, all future dividends will be paid to you in cash.

Retain shares – If you elect to keep your shares, the whole shares held in your Plan account will be moved to book-entry DRS. Any fractional shares will be sold at the market price, and you will receive a check (less any fees) for the proceeds.

Sell shares – If you choose to sell all of your shares, your sale proceeds, less applicable withholding taxes and transaction fees, will be remitted to you via check. You can also choose to have them directly deposited into your bank account.

If you terminate your participation in the Plan but do not indicate your preference to retain or sell your shares, the Plan shares will be moved to book-entry DRS form until the Plan Administrator receives further instructions.

If you have authorized recurring automatic bank withdrawals, the Plan Administrator must receive your request at least 15 business days before the next scheduled investment date to ensure that the request is effective for that investment date. If your request is received on or after a dividend record date but before the dividend payment date, your termination will be processed as soon as administratively possible, and a separate dividend check will be mailed to you.

After termination, you can re-enroll in the Plan online or by submitting a new Account Authorization Form and complying with all other enrollment procedures (see Questions 3, 4, 5, and 6). To minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, Wells Fargo reserves the right to deny participation in the Plan to previous participants who Wells Fargo or the Plan Administrator believes have been excessive in their enrollment and termination.

21.	Who is the Plan Administrator and what does the Plan Administrator do?

Equiniti Trust Company, LLC (“EQ Shareowner Services”) currently is the Plan Administrator.

The Plan Administrator forwards participants’ funds to the independent agent for open market purchases. The Plan Administrator also keeps account records, sends account statements to participants and performs other administrative duties related to the Plan.

The Plan Administrator is responsible for purchasing and selling Wells Fargo common stock for participants’ Plan accounts, including the selection of the broker through which Plan transactions are made. Neither Wells Fargo nor the Plan Administrator has any control over the times or prices at which the independent agent purchases or sells Wells Fargo common stock in the open market.

22.	How do I contact the Plan Administrator?

Internet: shareowneronline.com

Available 24 hours a day, 7 days a week for access to your account information and answers for many common questions and general inquiries.

To register for online access:

If you are an existing, registered shareholder:

1. Go to shareowneronline.com

2. Click Register then I want to register for online access

3. Select Wells Fargo & Company and enter your EQ Account Number

4. Select your Authentication* method

5. Follow the steps to provide your information, create your secure profile, and access your online account

*If you need your Authentication ID to continue, select Authentication ID and Please send my Authentication ID, then click Send ID. For security, this number is required for first time sign on.

If you are a new investor:

1. Go to shareowneronline.com

2. Select Register then I want to invest in a Company

3. Select Wells Fargo & Company

4. Select Invest in this company, and follow the instructions to buy shares

Email

Login to your account at shareowneronline.com and select Contact Us.

Telephone

1-877-840-0492 Toll-Free

651-450-4064 outside the United States

Customer Care Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m. Central Time. You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.

Written correspondence and deposit of certificated shares:

EQ Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

Certified and overnight delivery

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

23.	What are the material U.S. federal income tax consequences of participating in the Plan?

The U.S. federal income tax consequences of participating in the Plan are as follows:

•

Cash dividends reinvested under the Plan are taxable to you as if they had been paid to you in cash on the applicable dividend payment date. In addition, you may be treated as having received income in the amount of any brokerage commissions or other fees paid by Wells Fargo on your behalf.

•

The tax basis of shares purchased with reinvested dividends or optional cash investments generally is the amount you paid to acquire the shares, including the amount of any brokerage commissions or other fees that you pay or that are paid by Wells Fargo on your behalf. Your holding period for shares purchased under the Plan generally will begin on the day following the date on which those shares are credited to your Plan account.

•

You do not realize taxable income from the transfer of shares to your Plan account or from the withdrawal of whole shares from your Plan account. You will, however, generally realize gain or loss from the receipt of cash instead of any fractional Plan share. You will also realize gain or loss when your Plan shares are sold. The amount of the gain or loss generally will be the difference between the amount you receive for the shares and the tax basis of the shares.

•

The Plan Administrator reports dividend income to participants and the Internal Revenue Service (“IRS”) on Form 1099-DIV and may report income in the amount of any brokerage commissions or other fees paid by Wells Fargo on your behalf on Form 1099-MISC. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B. The Plan Administrator reports dividend income to a foreign person (nonresident alien individual or foreign entity) and the IRS on Form 1042-S.

•

Dividends and sale proceeds are generally subject to federal backup withholding if you fail to certify a taxpayer identification number to the Plan Administrator. Any amount withheld as backup withholding tax will be allowable as a refund or credit against your U.S. federal income tax liability. Dividends payable to participants residing in certain foreign countries may also be subject to federal withholding, as discussed below. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests or pays to you, as the case may be, an amount equal to the dividends or sale proceeds less the amount of tax withheld. For IRS reporting purposes, the amount of any dividend withheld is included in your dividend income.

This Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for specific identification tax basis at any time.

A foreign person (nonresident alien individual or foreign entity) is subject to U.S. federal income tax withholding at a 30% rate under Chapter 3 of the U.S. Internal Revenue Code of 1986, as amended, (“IRC”) on the gross amount of certain payments of U.S. source income including dividends, unless the beneficial owner of the payment demonstrates that it is entitled to a reduced rate of, or exemption from, withholding tax under an income tax treaty by providing the relevant Form W-8. Accounts owned by certain foreign entities that fail to comply with various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) under Chapter 4 of the IRC, frequently referred to as “FATCA,” may be subject to 30% withholding on all applicable U.S. sourced income, including dividends. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Foreign persons should consult with their tax advisors or counsel as to which tax certification form they are required to provide and for more specific information regarding the withholding requirements under Chapters 3 and 4 (FATCA) of the IRC.

The discussion above is only a summary of the important U.S. federal income tax consequences of your participation in the Plan. The summary is based on the IRC, United States Treasury Regulations, administrative rulings and court decisions, as in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of your participation in the Plan. For example, it does not address any state, local or foreign tax consequences of your participation. You should consult your own tax advisor about the tax consequences of your participation in the Plan.

OTHER PLAN INFORMATION

Stock Dividends, Stock Splits, and Distribution of Rights. Any stock dividends or stock splits distributed by Wells Fargo on common stock held by the Plan Administrator for you will be credited to your account. Cash dividends paid on the shares issued as stock dividends or stock splits will be processed in accordance with the dividend reinvestment option you have elected.

If Wells Fargo makes available to its shareholders any rights to subscribe for additional shares of common stock, the rights to subscribe will be based on any shares held both in and outside of the Plan. Any new shares distributed by Wells Fargo resulting from the exercise of the rights will be issued directly to you.

Dividend and Voting Rights. Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction. Shares purchased on or within one (1) business day prior to a dividend record date are considered “ex-dividend” and therefore not entitled to payment of that dividend.

Voting of Plan Shares. You will receive voting materials and have the sole right to vote the Wells Fargo common stock represented by the shares held for you in the Plan. If you do not provide direction for voting, the Plan shares will not be voted.

You are encouraged to read all voting materials carefully. Votes may be submitted online, by telephone or by returning a signed, dated proxy card. Your shares will be voted in accordance with the most recent submitted instructions.

Limitation of Liability. The Plan Administrator, its nominee and Wells Fargo shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein.

In administering the Plan, neither Wells Fargo, the Plan Administrator nor any broker selected by the Plan Administrator shall be liable for any good faith act or omission to act, including, but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which common stock are purchased or sold, or (iii) as to the value of the common stock acquired for participants. Buying and selling common stock are subject to investment risk. The price may fall or rise during the period between a request for investment or sale, its receipt by the Plan Administrator, and the ultimate transaction in the open market. Any decision to purchase or sell securities through the Plan must be made by the participant based upon his or her own research and judgment. The price risk will be borne solely by the participant.

The Plan Administrator is acting solely as agent for Wells Fargo and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or Wells Fargo.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the stock investment plan industry to resume performance as soon as administratively possible under the circumstances.

The Plan Administrator is authorized to choose a broker at its sole discretion to facilitate purchases and sales of Wells Fargo common stock by Plan participants. The Plan Administrator will furnish the name of the registered broker utilized in share transactions within a reasonable time upon written request from the participant.

Wells Fargo and the Plan Administrator may agree from time to time to amendments and modifications of the Plan.

The Plan Administrator may, for various reasons, require a transaction request to be submitted in writing. Contact the Plan Administrator (see Question 22) to determine if a particular request, including any sales request, must be submitted in writing.

Any notice, instruction, request, election or direction that is required or permitted under the Plan shall become effective when received by the Plan Administrator. Such notice, instruction, request, election or direction shall be mailed to the address set forth in this prospectus.

Except as otherwise expressly provided herein, participants may not sell, pledge, hypothecate or otherwise assign or transfer the participant’s account any interest therein or any cash or shares credited to the participant’s account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer shall be effective. Nothing herein shall affect a shareholder’s rights in respect to shares for which certificate(s) have been received.

The Terms and Conditions of the Plan and the Account Authorization Form and the Transaction Request Form shall be governed by the laws of the State of New York.

Wells Fargo reserves the right to interpret and regulate the Plan as it deems necessary or advisable in connection with the Plan’s operations. This means Wells Fargo can refuse to process participant requested transactions to the extent Wells Fargo deems necessary or advisable to comply with applicable laws.

Modification or Termination of the Plan. Wells Fargo can suspend, modify or terminate the Plan at any time in whole or in part or with respect to participants in certain jurisdictions. Notice of any suspension, material modification or termination will be sent to all affected participants.

Denial or Termination of Participation by Wells Fargo. At the direction of Wells Fargo, the Plan Administrator may terminate a participant’s participation in the Plan if the participant does not own at least one full share in the participant’s name or held through the Plan. Wells Fargo also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent Wells Fargo deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. Participants whose participation in the Plan is terminated will have their full Plan shares converted to direct registration and will receive a check less any service fees and broker commissions for any fractional Plan share.

WHERE YOU CAN FIND MORE INFORMATION

Registration Statement

We have filed a registration statement on Form S-3 to register with the SEC the Wells Fargo common stock to be offered for purchase by Plan participants. This prospectus is part of that registration statement. The registration statement, including the exhibits to the registration statement, contains additional relevant information about us and our common stock. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

Wells Fargo’s SEC Filings

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at https://www.sec.gov. Information about us is also available on our website at https://www.wellsfargo.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus.

Information Incorporated by Reference

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (i) after the initial filing of the registration statement that contains this prospectus and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (other than any documents or any portions of any documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2023, including information specifically incorporated by reference into our Form 10-K from our 2023 Annual Report to Stockholders;

•	Current Reports on Form 8-K filed on January 12, 2024, January 23, 2024, January 24, 2024, January 25, 2024 and February 6, 2024; and

•

Exhibit 99(e) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, which contains a description of Wells Fargo common stock, including any amendment or report filed to update such description.

Documents Available Without Charge From Wells Fargo

Wells Fargo will provide, without charge, copies of any report incorporated by reference into this prospectus, excluding exhibits other than those that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling Wells Fargo as follows:

Office of the Corporate Secretary

Wells Fargo & Company

Three Wells Fargo Center

401 S. Tryon Street

Charlotte, NC 28202

Phone: (704) 374-3234

USE OF PROCEEDS

We will receive proceeds from purchases of our common stock through the Plan only if the purchases are made directly from us rather than by the independent agent in the open market. We are unable to estimate the aggregate amount of these proceeds. We will use any such proceeds for general corporate purposes.

EXPERTS

The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL OPINIONS

Anita Minicucci, Lead Counsel at Wells Fargo has rendered an opinion regarding the legality of the shares of Wells Fargo common stock being offered pursuant to the Plan. Ms. Minicucci owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock.

INDEMNIFICATION

As permitted by law and Wells Fargo’s Restated Certificate of Incorporation, directors and executive officers of Wells Fargo & Company are entitled to indemnification under certain circumstances against liabilities and expenses incurred in connection with legal proceedings in which they become involved as a result of serving as such director and officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Wells Fargo pursuant to the foregoing provisions, Wells Fargo has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

1-866-249-3302

Wells Fargo Direct®

Direct Purchase and

Dividend Reinvestment Plan

CUSIP# 949746101

PROSPECTUS

    , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$30,204.50
Accounting Fees*	30,000.00
Printing and Mailing Expenses*	12,000.00
Miscellaneous*	6,000.00

Total*	$78,204.50

*Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with litigation. Article Fourteenth of the Registrant’s Restated Certificate of Incorporation, as amended, provides for broad indemnification of directors and officers. Wells Fargo also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description	Form of Filing

4(a)

Restated Certificate of Incorporation of Wells Fargo (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed October 31, 2023)

4(b)	By-Laws of Wells Fargo (incorporated by reference to Exhibit 3.1 to Wells Fargo’s Current Report on Form 8-K filed January 24, 2024)

5	Opinion of Anita Minicucci, Lead Counsel, Wells Fargo Legal Department	Electronic Transmission

23(a)	Consent of Anita Minicucci (included in Exhibit 5)	Electronic Transmission

23(b)	Consent of KPMG LLP	Electronic Transmission

24	Powers of Attorney	Electronic Transmission

107	Filing Fee Table	Electronic Transmission

E-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2024.

WELLS FARGO & COMPANY

By:	/s/ Charles W. Scharf
Charles W. Scharf President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 28, 2024 by the following persons in the capacities with Wells Fargo & Company indicated:

/s/ Charles W. Scharf Charles W. Scharf	President and Chief Executive Officer (Principal Executive Officer)

/s/ Michael P. Santomassimo Michael P. Santomassimo	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Muneera S. Carr Muneera S. Carr	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

STEVEN D. BLACK	)

MARK A. CHANCY	)

CELESTE A. CLARK	)

THEODORE F. CRAVER, JR.	)

RICHARD K. DAVIS	)

WAYNE M. HEWETT	)	All of the Board of Directors of

CECELIA G. MORKEN	)	Wells Fargo & Company*

MARIA R. MORRIS	)

FELICIA F. NORWOOD	)

RICHARD B. PAYNE, JR.	)

RONALD L. SARGENT	)

CHARLES W. SCHARF	)

SUZANNE M. VAUTRINOT	)

*Charles W. Scharf, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ Charles W. Scharf
Charles W. Scharf Attorney-in-Fact